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                                                                      Exhibit 21


                         EasyLink Services Corporation

                         SUBSIDIARIES OF THE REGISTRANT
                               DECEMBER 31, 2003


             Subsidiary                                  State of Incorporation

EasyLink Services USA, Inc.                        Delaware
EasyLink Services International, Inc.              Delaware
Swift Telecommunications, Inc.                     Delaware
Swift Comtext Prvt. Ltd.                           UK
EasyLink Services Prvt. Ltd.                       UK
WORLD.com, Inc.                                    Nevada